Sullivan & Worcester LLP	T 202 775 1200
1666 K Street, NW	F 202 293 2275
Washington, DC 20006	www.sandw.com

November 3, 2010

The Phoenix Edge Series Fund on behalf of
Phoenix Comstock Series
155 Federal Street
Boston MA 02110

The Phoenix Edge Series Fund on behalf of
Phoenix Growth and Income Series
155 Federal Street
Boston MA 02110

          Re:           Acquisition of Assets of Phoenix Comstock Series

Ladies and Gentlemen:

          You have asked for our opinion as to certain Federal income tax consequences of the transaction described below.

Parties to the Transaction

          Phoenix Comstock Series (“Target Fund”) is a series of The Phoenix Edge Series Fund, a Massachusetts business trust (the “Trust”).

          Phoenix Growth and Income Series (“Acquiring Fund”) is also a series of the Trust.

Description of Proposed Transaction

          In the proposed transaction (the “Reorganization”), Acquiring Fund will acquire all of the assets of Target Fund in exchange for shares of Acquiring Fund of equivalent value and the assumption of the liabilities of Target Fund. Target Fund will then liquidate and distribute all of the Acquiring Fund shares which it holds to its shareholders pro rata in proportion to their shareholdings in Target Fund, in complete redemption of all outstanding shares of Target Fund, and promptly thereafter will proceed to dissolve.

Scope of Review and Assumptions

          In rendering our opinion, we have reviewed and relied upon the Agreement and Plan of Reorganization between the Trust with respect to Target Fund and the Trust with respect to Acquiring Fund dated as of October 29, 2010 (the “Reorganization Agreement”) and on the prospectus/proxy statement dated September 1, 2010 which describes the proposed transactions, and on the information provided in such prospectus/proxy statement. We have relied, without

BOSTON NEW YORK WASHINGTON, DC

The Phoenix Edge Series Fund on behalf of
Phoenix Comstock Series

The Phoenix Edge Series Fund on behalf of
Phoenix Growth and Income Series

November 3, 2010

independent verification, upon the factual statements made therein, and assume that there will be no change in material facts disclosed therein between the date of this letter and the date of the closing of the transaction. We further assume that the transaction will be carried out in accordance with the Reorganization Agreement.

Representations

          Written representations, copies of which are attached hereto, have been made to us by the appropriate officers of Target Fund and Acquiring Fund, and we have without independent verification relied upon such representations in rendering our opinions.

Discussion

          One of the prerequisites for a tax-free reorganization under the Internal Revenue Code is that the transaction represent a continuity of the business enterprise of the acquired entity. As interpreted by the Treasury in regulations, and in accordance with court decisions, continuity of business enterprise is present if the acquiring entity either continues the business of the acquired entity or uses a substantial portion of the acquired entity’s historic assets in its own business. The regulations, and private letter rulings in the area issued by the Internal Revenue Service, suggest that the latter test is met if the acquiring fund uses at least one third of the historic assets of the target fund in the business of the acquiring fund. The Acquiring Fund in this transaction has not represented that it will use any particular portion of the assets of the Target Fund in the business of the Acquiring Fund, since it may be in the best interests of shareholders to dispose of most or all of the historic assets of the Target fund at the time of or soon after the closing of the Reorganization. Therefore, continuity of business enterprise may be present only if the Acquiring Fund continues the historic business of the Target Fund.

          There is very little official guidance as to the meaning of continuation of the historic business. In Revenue Ruling 87-76, a municipal bond fund acquired all of the assets of a fund which had historically invested in corporate debt and equity instruments. The transaction was held to lack continuity of business enterprise, even though both funds were in the business of investing. In several private letter rulings, the Internal Revenue Service has apparently accepted a representation that the acquiring fund will continue the business of the target fund, but no details as to the businesses are set forth.

          The investment strategies for Target Fund are similar to those for Acquiring Fund. Both invest primarily in equity securities. Target Fund is seeks growth of capital by investing in a diversified portfolio of equity securities, using a value style of investing. It may invest up to 25%^ of its assets in equity of foreign issuers. Acquiring Fund is actively managed, and generally keeps at least 80% of its assets in equities. While it can invest up to 20% of its assets in equity of foreign issuers, it tends to hold in 10% in that category. Thus each fund is heavily

The Phoenix Edge Series Fund on behalf of
Phoenix Comstock Series

The Phoenix Edge Series Fund on behalf of
Phoenix Growth and Income Series

November 3, 2010

concentrated in the equity of United States issuers, and the continuity of business requirement appears to be satisfied.. However, because of the lack of definitive guidance, our opinions cannot be entirely free from doubt.

Opinions

          Based on and subject to the foregoing, and on our examination of the legal authority we have deemed to be relevant, we have the following opinions, all of which are not entirely free from doubt for the reason above stated:

          1.          The transfer of all of the assets of Target Fund in exchange for shares of Acquiring Fund and assumption by Acquiring Fund of the liabilities of Target Fund followed by the distribution of said Acquiring Fund shares pro rata to the separate accounts as shareholders of Target Fund in liquidation of Target Fund will constitute a “reorganization” within the meaning of § 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and Acquiring Fund and Target Fund will each be “a party to a reorganization” within the meaning of § 368(b) of the Code.

          2.          No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund solely in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Target Fund.

          3.          No gain or loss will be recognized by Target Fund upon the transfer of its assets to Acquiring Fund in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution (whether actual or constructive) of such Acquiring Fund shares to the separate accounts as shareholders of Target Fund in exchange for their Target Fund shares.

          4.          No gain or loss will be recognized by the separate accounts as shareholders of Target Fund upon the exchange of their Target Fund shares for Acquiring Fund shares in liquidation of Target Fund.

          5.          The aggregate tax basis of the Acquiring Fund shares received by each separate account as a shareholder of Target Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the Target Fund shares held by such separate account shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund shares received by each separate account as a shareholder of Target Fund will include the period during which the Target Fund shares exchanged therefor were held by such separate account shareholder (provided the Target Fund shares were held as a capital asset on the date of the Reorganization).

The Phoenix Edge Series Fund on behalf of
Phoenix Comstock Series

The Phoenix Edge Series Fund on behalf of
Phoenix Growth and Income Series

November 3, 2010

          6.          The tax basis of the assets of Target Fund acquired by Acquiring Fund will be the same as the tax basis of those assets to the Target Fund immediately prior to the Reorganization, and the holding period of the assets of Target Fund in the hands of Acquiring Fund will include the period during which those assets were held by Target Fund.

          7.          Acquiring Fund will succeed to and take into account the capital loss carryovers of Target Fund described in section 381(c) of the Code. The Acquiring Fund will take any such capital loss carryovers into account subject to the conditions and limitations specified in sections 381, 382, 383 and 384 of the Code and regulations thereunder.

          The foregoing opinions are based on the Code as in effect on the date hereof and administrative and judicial interpretations of it. No assurance can be given that the Code will not change or that such interpretations will not be revised or amended adversely, possibly with retroactive effect. This opinion letter is delivered to you in satisfaction of the requirements of Section 8.5 of the Reorganization Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 relating to the Reorganization and to the use of our name and any reference to our firm in such Registration Statement or in the prospectus/proxy statement constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP

SULLIVAN & WORCESTER LLP

Sullivan & Worcester LLP	T 202 775 1200
1666 K Street, NW	F 202 293 2275
Washington, DC 20006	www.sandw.com

November 3, 2010

The Phoenix Edge Series Fund on behalf of
Phoenix Equity 500 Index Series
155 Federal Street
Boston MA 02110

The Phoenix Edge Series Fund on behalf of
Phoenix Growth and Income Series
155 Federal Street
Boston MA 02110

          Re:           Acquisition of Assets of Phoenix Equity 500 Index Series

Ladies and Gentlemen:

          You have asked for our opinion as to certain Federal income tax consequences of the transaction described below.

Parties to the Transaction

          Phoenix Equity 500 Index Series (“Target Fund”) is a series of The Phoenix Edge Series Fund, a Massachusetts business trust (the “Trust”).

          Phoenix Growth and Income Series (“Acquiring Fund”) is also a series of the Trust.

Description of Proposed Transaction

          In the proposed transaction (the “Reorganization”), Acquiring Fund will acquire all of the assets of Target Fund in exchange for shares of Acquiring Fund of equivalent value and the assumption of the liabilities of Target Fund. Target Fund will then liquidate and distribute all of the Acquiring Fund shares which it holds to its shareholders pro rata in proportion to their shareholdings in Target Fund, in complete redemption of all outstanding shares of Target Fund, and promptly thereafter will proceed to dissolve.

Scope of Review and Assumptions

          In rendering our opinion, we have reviewed and relied upon the Agreement and Plan of Reorganization between the Trust with respect to Target Fund and the Trust with respect to Acquiring Fund dated as of October 29, 2010 (the “Reorganization Agreement”) and on the prospectus/proxy statement dated September 1, 2010 which describes the proposed transactions, and on the information provided in such prospectus/proxy statement. We have relied, without

BOSTON NEW YORK WASHINGTON, DC

The Phoenix Edge Series Fund on behalf of
Phoenix Equity 500 Index Series

The Phoenix Edge Series Fund on behalf of
Phoenix Growth and Income Series

November 3, 2010

independent verification, upon the factual statements made therein, and assume that there will be no change in material facts disclosed therein between the date of this letter and the date of the closing of the transaction. We further assume that the transaction will be carried out in accordance with the Reorganization Agreement.

Representations

          Written representations, copies of which are attached hereto, have been made to us by the appropriate officers of Target Fund and Acquiring Fund, and we have without independent verification relied upon such representations in rendering our opinions.

Discussion

          One of the prerequisites for a tax-free reorganization under the Internal Revenue Code is that the transaction represent a continuity of the business enterprise of the acquired entity. As interpreted by the Treasury in regulations, and in accordance with court decisions, continuity of business enterprise is present if the acquiring entity either continues the business of the acquired entity or uses a substantial portion of the acquired entity’s historic assets in its own business. The regulations, and private letter rulings in the area issued by the Internal Revenue Service, suggest that the latter test is met if the acquiring fund uses at least one third of the historic assets of the target fund in the business of the acquiring fund. The Acquiring Fund in this transaction has not represented that it will use any particular portion of the assets of the Target Fund in the business of the Acquiring Fund, since it may be in the best interests of shareholders to dispose of most or all of the historic assets of the Target fund at the time of or soon after the closing of the Reorganization. Therefore, continuity of business enterprise may be present only if the Acquiring Fund continues the historic business of the Target Fund.

          There is very little official guidance as to the meaning of continuation of the historic business. In Revenue Ruling 87-76, a municipal bond fund acquired all of the assets of a fund which had historically invested in corporate debt and equity instruments. The transaction was held to lack continuity of business enterprise, even though both funds were in the business of investing. In several private letter rulings, the Internal Revenue Service has apparently accepted a representation that the acquiring fund will continue the business of the target fund, but no details as to the businesses are set forth.

          The investments held by Target Fund are similar to those held by Acquiring Fund. Both invest primarily in equity securities. Target Fund is not actively managed; it holds a portfolio of equity securities which mimics the components of the S&P 500 Index. Acquiring Fund is actively managed, and generally keeps at least 80% of its assets in equities. Acquiring Fund may hold up to 20% of its assets in stocks of foreign issuers, but generally keeps foreign investments to 10%. Thus each fund is heavily concentrated in the equity of United States issuers, and the

The Phoenix Edge Series Fund on behalf of
Phoenix Equity 500 Index Series

The Phoenix Edge Series Fund on behalf of
Phoenix Growth and Income Series

November 3, 2010

continuity of business requirement appears to be satisfied. However, because of the lack of definitive guidance, our opinions cannot be entirely free from doubt.

Opinions

          Based on and subject to the foregoing, and on our examination of the legal authority we have deemed to be relevant, we have the following opinions, all of which are not entirely free from doubt for the reason above stated:

          1.          The transfer of all of the assets of Target Fund in exchange for shares of Acquiring Fund and assumption by Acquiring Fund of the liabilities of Target Fund followed by the distribution of said Acquiring Fund shares pro rata to the separate accounts as shareholders of Target Fund in liquidation of Target Fund will constitute a “reorganization” within the meaning of § 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and Acquiring Fund and Target Fund will each be “a party to a reorganization” within the meaning of § 368(b) of the Code.

          2.          No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund solely in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Target Fund.

          3.          No gain or loss will be recognized by Target Fund upon the transfer of its assets to Acquiring Fund in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution (whether actual or constructive) of such Acquiring Fund shares to the separate accounts as shareholders of Target Fund in exchange for their Target Fund shares.

          4.          No gain or loss will be recognized by the separate accounts as shareholders of Target Fund upon the exchange of their Target Fund shares for Acquiring Fund shares in liquidation of Target Fund.

          5.          The aggregate tax basis of the Acquiring Fund shares received by each separate account as a shareholder of Target Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the Target Fund shares held by such separate account shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund shares received by each separate account as a shareholder of Target Fund will include the period during which the Target Fund shares exchanged therefor were held by such separate account shareholder (provided the Target Fund shares were held as a capital asset on the date of the Reorganization).

The Phoenix Edge Series Fund on behalf of
Phoenix Equity 500 Index Series

The Phoenix Edge Series Fund on behalf of
Phoenix Growth and Income Series

November 3, 2010

          6.          The tax basis of the assets of Target Fund acquired by Acquiring Fund will be the same as the tax basis of those assets to the Target Fund immediately prior to the Reorganization, and the holding period of the assets of Target Fund in the hands of Acquiring Fund will include the period during which those assets were held by Target Fund.

          7.          Acquiring Fund will succeed to and take into account the capital loss carryovers of Target Fund described in section 381(c) of the Code. The Acquiring Fund will take any such capital loss carryovers into account subject to the conditions and limitations specified in sections 381, 382, 383 and 384 of the Code and regulations thereunder.

          The foregoing opinions are based on the Code as in effect on the date hereof and administrative and judicial interpretations of it. No assurance can be given that the Code will not change or that such interpretations will not be revised or amended adversely, possibly with retroactive effect. This opinion letter is delivered to you in satisfaction of the requirements of Section 8.5 of the Reorganization Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 relating to the Reorganization and to the use of our name and any reference to our firm in such Registration Statement or in the prospectus/proxy statement constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP

SULLIVAN & WORCESTER LLP